BAGELL, JOSEPHS, LEVINE, FIRESTONE & COMPANY, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               HIGH RIDGE COMMONS
                                 SUITES 400-403
                           200 HADDONFIELD BERLIN ROAD
                           GIBBSBORO, NEW JERSEY 08026
                       (856) 346-2828  FAX (856) 346-2882





April  12,  2000


VIAFAX:  713-654-134l

                          INDEPENDENT AUDITOR'S REPORT
To  the  Board  of  Directors  of  Pinnacle  Business  Management,  Inc.

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 28, 2000 relating to the December 31, 1998 financial statements of Pinnacle Business Management, Inc.



/s/  BAGELL,  JOSEPHS,  LEVINE,  FIRESTONE  &  CO.,  LLC
--------------------------------------------------------
BAGELL,  JOSEPHS,  LEVINE,  FIRESTONE  &  CO.,  LLC
Certified  Public  Accountants


April  12,  2000


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